Exhibit 4.1

      NUMBER                                                      SHARES

        0

                                     [LOGO]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              eCheapcard.com Corp.

                             TOTAL AUTHORIZED ISSUE
                    150,000,000 SHARES PAR VALUE $.0001 EACH
                                  COMMON STOCK

This is to Certify that _______________________________________ is the owner of
____________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


________________________________              __________________________________
                       SECRETARY                                       PRESIDENT

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